CENTURION COUNSEL GROWTH FUND SERIES
Exhibit 99.3 Certification of Principal Executive Officer
Pursuant to 18 U.S.C Section 1350, as adopted pursuant to
Section 906 of the Sarbanes Oxley Act of 2002

	In connection with the filing with the Securities and Exchange Commission of the semi annual report of Centurion Counsel Funds, Inc. (the "Company") on Form NSAR for the period ending June 30, 2005 (the "Report"). I, Jack Heilbron, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

	(1)  The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

	(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 26, 2005      CENTURION COUNSEL FUNDS, INC.


        		    By: s/Jack K. Heilbron

			    ________________________________________
             	            President and Principal Executive Officer